Exhibit 25
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           |__|
___________________________
THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(Jurisdiction of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
333 South Hope Street Suite 2525 Los Angeles, California (Address of principal executive offices)	90071 (Zip code)

___________________________
Appalachian Power Company
(Exact name of obligor as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	54-0124790 (I.R.S. employer identification no.)
1 Riverside Plaza Columbus, Ohio (Address of principal executive offices)	43215 (Zip code)
___________________________

Unsecured Notes
(Title of the indenture securities)
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1.    General information. Furnish the following information as to the trustee:
(a)    Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219
Federal Reserve Bank	San Francisco, CA 94105
Federal Deposit Insurance Corporation	Washington, DC 20429
(b)    Whether it is authorized to exercise corporate trust powers.
Yes.
2.    Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None.
16.    List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act").
1.    A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).
2.    A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No.
333-121948).
3.    A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No.
333-152875).
4.    A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-229762).

6.    The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).
7.    A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 9th day of December, 2022.
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By: /s/ Ann Dolezal
Name: Ann M. Dolezal
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 333 South Hope Street, Suite 2525, Los Angeles, CA 90071

At the close of business September 30, 2022, published in accordance with Federal regulatory authority instructions.

Dollar amounts
in thousands
ASSETS

Cash and balances due from
depository institutions:
Noninterest-bearing balances and currency and coin	52,916
Interest-bearing balances	444,180
Securities:
Held-to-maturity securities	—
Available-for-sale securities	511
Equity securities with readily determinable fair values not held for trading	—
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold in domestic offices	—
Securities purchased under agreements to resell	—
Loans and lease financing receivables:
Loans and leases held for sale	—
Loans and leases, held for investment	—
LESS: Allowance for loan and
lease losses	—
Loans and leases held for investment,
net of allowance	—
Trading assets	—

Premises and fixed assets (including capitalized leases)	16,545
Other real estate owned	—
Investments in unconsolidated subsidiaries and associated companies	—
Direct and indirect investments in real estate ventures	—
Intangible assets:	856,313
Other assets	116,850

Total assets	$1,487,315

LIABILITIES

Deposits:
In domestic offices	1,354
Noninterest-bearing	1,354
Interest-bearing	—
Not applicable
Federal funds purchased and securities
sold under agreements to repurchase:
Federal funds purchased in domestic offices	—
Securities sold under agreements to repurchase	—
Trading liabilities	—
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	—
Not applicable
Not applicable
Subordinated notes and debentures	—
Other liabilities	269,752
Total liabilities	271,106
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	—
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	325,202
Not available
Retained earnings	890,016
Accumulated other comprehensive income	(9)
Other equity capital components	—
Not available
Total bank equity capital	1,216,209
Noncontrolling (minority) interests in consolidated subsidiaries	—
Total equity capital	1,216,209
Total liabilities and equity capital	$1,487,315

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty     )    CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President     )
Michael P. Scott, Managing Director    )    Directors (Trustees)
Kevin P. Caffrey, Managing Director    )
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